Exhibit 5.1

650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
Tel: +1.714.540.1235 Fax: +1.714.755.8290
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
February 14, 2025	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Silicon Valley
	Hong Kong	Singapore
	Houston	Tel Aviv
	London	Tokyo
Bolt Projects Holdings, Inc.	Los Angeles	Washington, D.C.
2261 Market Street, Suite 5447	Madrid

San Francisco, California 94114

Re: Bolt Projects Holdings, Inc. – Registration Statement on Form S-1

To the addressee set forth above:

We have acted as special counsel to Bolt Projects Holdings, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer and sale from time to time by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of up to 9,856,859 shares of common stock, par value $0.0001 per share (the “common stock”), consisting of (a) up to 6,856,859 shares of common stock issuable to the Selling Stockholder pursuant to the common stock purchase agreement, dated February 14, 2025, by and between the Company and the Selling Stockholder (the “Purchase Agreement”) (the “Purchase Shares”) and (b) up to 3,000,000 shares of common stock underlying a warrant to purchase the Company’s common stock (the “Warrant”) held by the Selling Stockholder (the “Warrant Shares”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”) other than as expressly stated herein with respect to the issue of the Purchase Shares and Warrant Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

February 14, 2025

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	When the Purchase Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Selling Stockholder thereof, and have been issued by the Company in the circumstances contemplated by and pursuant to the Purchase Agreement, the issue and sale of the Purchase Shares will have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable.

2.	When the Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the holder of the Warrant and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Warrant, the Warrant Shares will have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that (i) upon the issuance of any of the Purchase Shares or Warrant Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation and (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP